Exhibit 10.2

BUSINESS OPERTAION MANAGEMENT AGREEMENT

BY AND AMONG

CHUANGXIANG NETWORK TECHNOLOGY (SHENZHEN) LIMITED

AND

SHENZHEN CHUANGXIANG NETWORK TECHNOLOGY LIMITED

AND

JIYING LI

HUIBIN SU

CHAORAN ZHANG

April 20, 2017

BUSINESS OPERATION MANAGEMENT AGREEMENT

(TRANSLATION COPY)

THIS BUSINSS OPERATION MANAGEMENT AGREEMENT (this Agreement) is entered into as of the 20th day of April, 2017 in Shenzhen, the Peoples Republic of China (the PRC)

by and among

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Entity Registration Number: 440300MA5DAEP93

Registered Address: Room 201, Building A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

Party B: Shenzhen Chuangxiang Network Technology Limited

Entity Registration Number: 44030034988710X5

Registered Address: Room 201, Building A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

Party C: Jiyin Li

(China) Citizen ID Number: 410203198712131555

Address: No. 12 Building 5, Dirun Road 2, Jinshui District, Zhenzhou City, China

Party D: Huibin Su

(China) Citizen ID Number: 440781198001200210

Address: Room 503, Huanyuan Street 5, Haizhu District, Guangzhou City, China

Party E: Chaoran Zhang

(China) Citizen ID Number: 440112197809270019

Address: Room 503, Huajin Road 72, Tianhe District, Guangzhou City, China

(Party A, Party B, Party C, Party D and Party E individually being referred to as a “Party” and collectively the “Parties”).

WHEREAS:

1.	Party A is a validly registered wholly foreign owned entity in the People’s Republic of China (“P.R. China” or “China”) , duly incorporated and in a good standing;

2.	Party B is a validly registered limited liability company under PRC law, duly incorporated and in good standing;

3.	Part A and Party B have entered into an Exclusive Technology Consulting Service Agreement and Party B is obliged to deliver payments to Party A in accordance with the Exclusive Technology Consulting Service Agreement, as a result, Party A’s capability of payments are substantially impacted by the daily operation of business of Party B;

4.	Party C, Party D and Party E are the total shareholders (collectively, the “Shareholders”) of Party B, holding 60%, 20% and 20% of issued and outstanding shares of Party B, respectively, representing 100% equity interest of Party B in aggregate;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

ARTICLE 1: NO ACTION

To ensure Party B’s fulfillment of its obligation under this Agreement and other agreements it has with Party A, Shareholders hereby consent and confirm that except prior written consent of Party A or its designee, the Shareholders will cause Party B take no action that may potentially materially impact its assets, operation, personnel, responsibilities, rights or contracts in its business, including but not limited to:

1.1	take any action that beyond the scope of its normal business or inconsistent with its usual and ordinary course of business;

1.2	borrow or incur any debt from any third party;

1.3	change or remove a director or remove any executive officer;

1.4	sell or dispose any asset or right of Party B to a third party including but not limited to intellectual property;

1.5	grant security interest or other right obligation to a third party on Party B’s asset or intellectual property;

1.6	change or amend the business scope of the company;

1.7	amend the normal course of business of the company or material internal rules or procedures of the company;

1.8	transfer any right or obligation set forth hereof to a third party;

1.9	materially adjust the business model, marketing strategy, operation principles or customer relationship of the company;

1.10	distribute the cash or share dividend by any means;

ARTICLE 2: MANAGEMTN AND PERSONNEL

2.1	Shareholders and Party B agree to accept proposals from Party A with regards to employment, daily operation and management, accounting management and execute such proposal strictly;

2.2	Shareholders and Party B agree that Shareholders will appoint the director nominated by Party A in accordance with the laws and the company charter and cause such director to be elected as the chairman of the board of the directors of the company and appoint the chief executive officer, chief financial officer and other executive officer as nominated by Party A;

2.3	If the above mentioned director or executive officer nominated by Party A leaves Party A either by voluntary resignation or termination by Party A, any position it has with Party B shall be terminated automatically. In such circumstance, Shareholders shall terminate the position it has with Party B and appoint and fill in the vacancy by another person nominated by Party A;

2.4	For the purpose of Article 2.3 herein above, Shareholders shall take all and any necessary internal and external procedural action to complete the termination and appointment in accordance with laws, company charter and this Agreement;

2.5	At the time Shareholders execute this Agreement, Shareholders shall execute a Power of Attorney substantially in the form attached hereto as an exhibit to irrevocably authorize a person designed by Party A to exercise its rights as a shareholder and vote on behalf of it as a shareholder in a shareholder meeting of Party B. Shareholders further agree to substitute the designee at the request of Party A.

2.6	Party A shall provide financial support to Party B if there is any difficulty in Party B’s operation.

ARTICLE 3: COVENENTS

3.1	In the event that any agreement between Party A and Party B is terminated or expired, Party A has the right to determine whether to determinate all agreements between Party A and Party B including this the Exclusive Technology Consulting Service Agreement;

3.2	In consideration of that Party A and Party have built up business relationship pursuant to the Exclusive Technology Consulting Service Agreement and Party A’s capability of payments is substantially subject to Party B’s operation, Shareholders agree to transfer any cash or share dividends, or any interests (by any means) distributed to them as the shareholders of Party B to Party A as a gift without any consideration when receiving such cash or share dividends or interests and take any action or provide any document at the request of Party A in order to complete such transfer to Party A.

3.3	Shareholders agree to execute the Shareholder Acknowledgement Form attached hereto as Exhibit B and cause its spouse to execute the Spouse Acknowledgement Form attached hereto as Exhibit C at the time of executing this Agreement. Shareholders confirm that they will strictly comply with and cause (its spouse) comply with the representation and warranty set forth thereof (including agreement to amend the representation and warranty at the request of Party A or in accordance with any applicable law or regulation).

ARTICLE 4: MODIFICATION

4.1	This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and shall replace any prior written or oral agreements, understandings, communication restrictions, representations between the Parties.

4.2	No amendment or modification to this Agreement shall be valid unless made in writing and executed by the Parties. Any amendment or modification executed by the Parties is a part of this Agreement and has the same legal effectiveness and force as this Agreement.

ARTICLE 5: GOVERNING LAW

The conclusion, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC (for the purpose of this Agreement, the laws of PRC limits to laws of the main land China and excludes laws of Hong Kong, Macau and Taiwan).

ARTICLE 6: DISPUTE SETTLEMENT

Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days, each Party can submit the disputes to the China International Economics & Trade Arbitration Commission Huanan Branch for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Shenzhen. The arbitral award shall be final and binding upon the Parties.

ARTICLE 7: NOTICE

Unless otherwise designated by the other Party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by personal delivery, certified mail, pre-stamped mail, express mall or facsimile to the following correspondence addresses:

Party A	Chuangxiang Network Technology (Shenzhen) Limited
Address	Room 201, Building A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Facsimile:
Telephone
Attention

Party B	Shenzhen Chuangxiang Network Technology Limited
Address	Room 201, Building A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Facsimile:
Telephone
Attention

Party C	Jiyin Li
Address

Telephone
Attention

Party D	Huibin Su
Address
Facsimile
Telephone
Attention

Party E	Chaoran Zhang
Address
Facsimile
Telephone
Attention

ARTICLE 8: CONFIDENTIALITY

No party to this Agreement shall publicize, divulge or disclose any information regarding this Agreement, the transaction under this Agreement, unless that (1) disclosure is required by applicable laws or rules of any stock exchange; (2) information has been made publicly known without the default of any party; (3) disclosure is made to its shareholder, legal counsel, accountant financial advisor or other professional; or (4) the other party gives a written consent in advance.

ARTICLE 9: VALIDITY, TERM AND TERMINATION

9.1	Any decision involving the written consent, proposal, nomination of Party A or materially impacting the daily operation of Party B shall be made by the board of directors of Party A;

9.2	This Agreement shall take effect from the date first mentioned hereof. Unless terminated by Party A earlier, this Agreement shall remain valid for 10 years of the effective date. At the request of Party A, the Parties shall extend this Agreement or enter into another new business operation management at the expiration of this Agreement.

9.3	During the valid term of this Agreement, Party B and Shareholders shall not terminate this Agreement. Party A has the right to terminate this Agreement with a written notice at least 30 days before the termination.

9.4	This Agreement sets forth the fair and reasonable agreements among the Parties based on equal and value consideration. If any article of this Agreement is not valid or cannot be fulfilled due to conflict with any law of PRC, it does not impact the effectiveness and the force of other articles of this Agreement.

9.5	The failure of a Party to exercise any rights, power or privilege under this Agreement shall not be treated as a waiver of its rights. Any exercise of any right, power or privilege in part or in full as set forth in this Agreement shall not be traded as the exclusion to other right, power or privilege.

9.6	In the event there is a change of the Shareholder or its ownership in share of the company due to any reason (including but not limited to bankruptcy, divorce, death, etc.), this Agreement is legally binding to the Shareholder’s inherits or transferees and subject any shares held by the inherits or the transferees which shall be treated as the successor party to this Agreement.

9.7	This Agreement shall be executed in five copies with the same legal effectiveness and force. Each Party shall have one copy with one extra copy to be used for registration with applicable regulatory department.

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[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Business Operation Management Agreement.

SIGNED and SEALED by

For and on behalf of

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Legal Representative: Jiyin Li

SIGNED and SEALED by

For and on behalf of

Party B: Shenzhen Chuangxiang Network Technology Limited

Legal Representative: Jiyin Li

SIGNED by

Party C: Jiyin Li

SIGNED by

Party D: Huibin Su

SIGNED by

Party E: Chaoran Zhang